EXHIBIT 99.1

Contacts:

Cubist Pharmaceuticals, Inc.	Fleishman-Hillard, Inc.
Eileen C. McIntyre	Jonathan R. Potter
Senior Director, Corporate Communications	(212) 453-2406
(781) 860-8533	potterj@fleishman.com
eileen.mcintyre@cubist.com

CUBIST PHARMACEUTICALS REPORTS THIRD QUARTER 2006 RESULTS
AND FIRST PROFITABLE QUARTER

GAAP BASIC AND DILUTED NET INCOME $0.09 PER SHARE
NET PRODUCT REVENUES $50.3 MILLION, UP 66% VS. 3Q05

Earnings Conference Call & Webcast Today (With Slides) at 5:00 pm ET

Lexington, MA, October 18, 2006 — Cubist Pharmaceuticals, Inc. (Nasdaq:  CBST) today reported results for the quarter ended September 30, 2006.  Total revenues for the third quarter of 2006 were $50.4 million, compared to $31.8 million for the third quarter of 2005, up 58% year-over-year.  This increase was attributable primarily to the significant growth in net product revenues which increased 66% year-over-year from $30.3 million for the third quarter of 2005 to $50.3 million for the third quarter of 2006.

Net income for the third quarter of 2006 on a GAAP basis was $5.2 million, or $0.09 per basic and diluted share, compared to a net loss of $4.5 million or $0.08 per basic and diluted share for the third quarter of 2005.  Third quarter 2006 GAAP net income includes $2.8 million, or $0.05 per basic and diluted share, in stock-based compensation expenses as a result of our adoption on January 1, 2006 of Financial Accounting Standards No. 123(R) (“FAS 123(R)”).

Non-GAAP net income for the third quarter of 2006, excluding the charges mentioned above was $8.0 million, or $0.15 and $0.14 per basic and diluted share, respectively.

Use of Non-GAAP Financial Measures

Cubist adopted FAS 123(R) on January 1, 2006 using the modified prospective method, which resulted in the recognition of stock compensation expenses in the statement of operations during 2006 without adjusting the prior year. Cubist uses non-GAAP net income (loss) and non-GAAP net income (loss) per share data to improve its analysis of operational results and trends.  Cubist’s management also uses these non-GAAP figures to make financial and operational decisions as these numbers exclude non-operational activities.  These measures should not be considered an alternative to measurements required by GAAP, such as net income (loss) and net income (loss) per share, and should not be considered measures of our liquidity. A reconciliation between non-GAAP financial measures and GAAP financial measures are included in the tables accompanying this press release after the unaudited condensed consolidated financial statements.

*****************CONFERENCE CALL & WEBCAST INFORMATION******************
Cubist will host a conference call and live audio webcast today at 5:00 p.m. ET to discuss its third quarter financial results, business activities and financial outlook.

LIVE DOMESTIC & CANADA CALL-IN:  (877) 407-0778
LIVE INTERNATIONAL CALL-IN:  (201) 689-8565
24-HOUR REPLAY DOMESTIC & CANADA:  (877) 660-6853
24-HOUR REPLAY INTERNATIONAL:  (201) 612-7415
REPLAY Account # 286 & Conference ID # 214966 (both are needed)
CALL WILL ALSO BE BROADCAST LIVE, LISTEN ONLY, VIA THE INTERNET AT:  www.cubist.com
Replay will be available for 30 days at www.cubist.com
*********************************************************************************

About Cubist

Cubist Pharmaceuticals, Inc. is a biopharmaceutical company focused on the research, development and commercialization of pharmaceutical products that address unmet medical needs in the acute care environment.  In the U.S., Cubist markets CUBICIN® (daptomycin for injection), the first antibiotic in a new class of antiinfectives called lipopeptides.   The Cubist product pipeline includes our lipopeptide program and our natural products screening program.  Cubist is headquartered in Lexington, MA.  Additional information can be found at Cubist’s web site at www.cubist.com.

Cubist Safe Harbor Statement

Statements contained herein that are not historical fact may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and such statements are subject to a variety of risks and uncertainties.  There are a number of important factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements made by Cubist.  These factors include, but are not limited to: (i) whether we will receive, and the potential timing and scope of, regulatory approvals or clearances to market CUBICIN in other countries pursuant to our currently planned filings and any filings we determine to make in the future, which filings are subject to approval by the applicable regulatory agency or agencies, regardless of our confidence in the results of the clinical trials supporting such filings; (ii)the level of acceptance of CUBICIN by physicians, patients, third party payors and the medical community; (iii)any changes in the current or anticipated market demand or medical need for CUBICIN; (iv)competition in the markets in which we and our partners market CUBICIN; (v)whether the U.S. Food and Drug Administration, or FDA, accepts proposed clinical trial protocols that may be achieved in a timely manner for additional studies of CUBICIN or any other drug candidate that we seek to enter into clinical trials; (vi) our ability to conduct successful clinical trials in a timely manner; (vii) the ability of our third party manufacturers, including our single source provider of API, to manufacture sufficient quantities of CUBICIN in accordance with current Good Manufacturing Practices and other requirements of the regulatory approvals for CUBICIN and at an acceptable cost; (viii) our dependence upon collaborations with our partners; (ix) our ability to finance our operations; (x) the effectiveness of our expanded sales force; (xi) potential costs resulting from product liability or other third party claims; (xii) our ability to protect our proprietary technologies; (xiii) our ability to integrate successfully the operations of any business we may acquire and the potential impact of any future acquisition on our financial results; (xiv) our ability to discover, acquire or in-license drug candidates and develop and achieve commercial success for drug candidates; and (xv) a variety of risks common to our industry, including ongoing regulatory review, litigation relating to intellectual property, and legislative or regulatory changes.

Additional factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements are contained in Cubist’s recent filings with the Securities and Exchange Commission, including those factors discussed under the caption “Risk Factors” in such filings.

Cubist and CUBICIN are registered trademarks of Cubist Pharmaceuticals, Inc.

###

Tables Follow

CUBIST PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

UNAUDITED

(in thousands)

	September 30,	December 31,
	2006	2005
ASSETS
Cash, cash equivalents and investments	$281,992	$101,748
Accounts receivable, net	18,696	14,701
Inventory	19,734	16,695
Property and equipment, net	49,062	46,027
Other assets	41,720	38,894

Total assets	$411,204	$218,065

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$28,607	$35,138
Deferred revenue	1,250	1,250
Debt, capital lease and other obligations	352,027	165,078
Total liabilities	381,884	201,466

Total stockholders’ equity	29,320	16,599

Total liabilities and stockholders’ equity	$411,204	$218,065

CUBIST PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

UNAUDITED

(in thousands, except share and per share data)

	Three months ended		Nine months ended
	September 30,		September 30,
	2006	2005	2006	2005
Revenues:
Product revenues, net	$50,318	$30,337	$133,940	$76,868
Other revenues	101	1,505	4,328	6,911
Total revenues, net	50,419	31,842	138,268	83,779

Costs and expenses:
Cost of product revenues	12,742	8,074	34,664	22,370
Research and development	14,522	11,800	41,777	38,179
Sales and marketing	12,908	9,765	41,225	29,393
General and administrative	6,308	5,098	19,583	14,101
Total costs and expenses	46,480	34,737	137,249	104,043

Operating income (loss)	3,939	(2,895)	1,019	(20,264)

Other income (expense), net	1,245	(1,609)	(6,788)	(4,870)

Net income (loss)	$5,184	$(4,504)	$(5,769)	$(25,134)

Basic and diluted net income (loss) per common share	$0.09	$(0.08)	$(0.11)	$(0.48)

Shares used in calculating:
Basic net income (loss) per share	54,654,037	53,604,131	54,362,517	52,808,908
Diluted net income (loss) per share	57,137,401	53,604,131	54,362,517	52,808,908

CUBIST PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - NON-GAAP

UNAUDITED

(in thousands, except share and per share data)

	Three months ended		Nine months ended
	September 30,		September 30,
	2006	2005	2006	2005

GAAP net income (loss)	$5,184	$(4,504)	$(5,769)	$(25,134)

Stock-based compensation expense under SFAS 123(R)	2,783	—	8,034	—

Debt prepayment penalty and write off of deferred issuance costs	—	—	5,662	—

Non-GAAP proforma net income (loss)	$7,967	$(4,504)	$7,927	$(25,134)

Non-GAAP basic net income (loss) per common share	$0.15	$(0.08)	$0.15	$(0.48)
Non-GAAPdiluted net income (loss) per common share	$0.14	$(0.08)	$0.14	$(0.48)

Shares used in calculating:
Non-GAAP basic net income (loss) per share	54,654,037	53,604,131	54,362,517	52,808,908
Non-GAAP diluted net income (loss) per share	57,137,401	53,604,131	56,847,634	52,808,908